Exhibit 8.1

July 1, 2013	ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

EQT Midstream Partners, LP

EQT Midstream Finance Corporation

Subsidiary Guarantors Listed on Schedule A of the Form S-3

625 Liberty Avenue

Pittsburgh, Pennsylvania 15222

Ladies and Gentlemen:

We have acted as counsel for EQT Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), EQT Midstream Finance Corporation, a Delaware corporation (“Finance Corp.”), Equitrans, LP, a Pennsylvania limited partnership, Equitrans Investments, LLC, a Delaware corporation, and Equitrans Services, LLC, a Delaware corporation (“Subsidiary Guarantors”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus contained therein (the “Prospectus”), registering securities to be issued and sold by the Partnership, Finance Corp. and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act.

In connection therewith, we prepared the discussion set forth under the caption “Material Federal Income Tax Consequences” in the Prospectus (the “Discussion”).

We hereby confirm that all statements of legal conclusions contained in the Discussion constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of (i) the Partnership’s and its general partner’s statements, covenants, and representations contained in the Registration Statement, (ii) a representation letter provided to us by the Partnership in support of this opinion, and (iii) other information provided to us by the representatives of the Partnership.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.